GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
COMPLETES IMPACT PRODUCTS ACQUISITION
AND ANNOUNCES 2nd QUARTER 2014
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, July 1, 2014 — Genuine Parts Company (NYSE: GPC) announced today that its Office Products Group, S. P. Richards Company, has completed the acquisition of Impact Products, LLC (“Impact”). The Company had previously announced the pending agreement to acquire Impact on June 17, 2014.

Impact Products, headquartered in Toledo, Ohio, is a leading value-added provider of facility, janitorial and safety supplies serving North America. Its broad customer base is served from distribution centers in Toledo and Walnut, California. The Company expects the acquired business to generate approximately $85 million in annual revenues.

The Company also announced today that it plans to release Second Quarter Earnings on July 21, 2014. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106. The conference ID is 66908522. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or toll-free at 855-859-2056, ID 66908522, two hours after the completion of the conference call until 12:00 a.m. Eastern time on August 4, 2014.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2013 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts and accessories in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2013 revenues of $14.1 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044
Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628